SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report:  December 11, 2003

WINDROSE MEDICAL PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-31375	35-216691

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code:  (317) 860-8180

Item 5. Other Events and Required FD Disclosure.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-23 CONSENT OF KPMG LLP
EX-99.1 COMBINED STATEMENT OF REVENUES
EX-99.2 FINANCIAL STATEMENTS

Item 5.    Other Events and Required FD Disclosure.

     As previously announced in a press release on November 26, 2003, the Registrant has entered into purchase agreements to acquire five specialty medical properties (the “Acquisition Properties”) for a total of approximately $69.8 million, including the assumption of approximately $41.8 million of debt with respect to the Acquisition Properties.

     The following table sets forth information regarding the Acquisition Properties:

			Rentable		Annualized Base
			Square	Annualized	Rent per Occupied		Principal
Property	Location	Type	Footage	Base Rent	Square Foot	Occupancy	Tenants/Subtenants

Cooper Voorhees Medical Mall (900 Centennial Blvd)	Voorhees, NJ	Medical and retail office building	116,451	$2,841,233	$26.52	92.0%	The Cooper Health System, Inc.

Coral Springs Surgical Center Building (1725 North University Drive)	Coral Springs, FL	Ambulatory surgery center/medical office building	43,728	659,436	16.37	95.4	Coral Springs ASC; physician group

Elm Street Professional Plaza (343 West Elm Street)	Reno, NV	Medical office building	66,606	1,754,190	26.34	100.0	Saint Mary’s Hospital; Reno Heart Physicians; West & Ludlow

Methodist Medical Building (8120 Timberlake Way)	Sacramento, CA	Medical office building	46,440	999,245	21.98	97.9	Catholic Healthcare Medical Foundation; Procedure Center of South Sacramento

Trinity West Medical Plaza (751 Hebron Parkway)	Lewisville, TX	Medical office building	40,686	678,732	16.68	100.0	Master Lease Trinity Medical Center

Total			313,911	$6,932,836
Weighted Average					$23.10	96.1%

     The contracts to purchase the Acquisition Properties are subject to conditions that must be satisfied at or prior to closing, including the receipt of third-party consents and approvals, which include the need to satisfy rights of first offer or first refusal, and, in certain instances, the Registrant’s satisfactory completion of due diligence. Those conditions may not be satisfied, or satisfactory due diligence completed, with respect to all of the Acquisition Properties, in which case we would not acquire the Acquisition Properties with respect to which the conditions are not satisfied or satisfactory due diligence completed. The Registrant also will be unable to acquire the Acquisition Properties if a right of first offer or first refusal is exercised.

     Upon the Registrant’s acquisition of Cooper Voorhees Medical Mall and Trinity West Medical Plaza, the Registrant will enter into agreements that will grant the seller the conditional option to repurchase each of these properties. The final terms of these repurchase agreements will be negotiated and agreed upon by the parties prior to the expiration of the Registrant’s diligence review period. Under the repurchase agreements, if the seller, or an affiliate of the seller, offers prior to July 1, 2004 to sell to the Registrant other of its specialty medical properties for an aggregate purchase price of between $100.0 million and $110.0 million (based on the properties’ net operating income) and the Registrant fails to purchase those properties, then the seller will have an option to repurchase Cooper Voorhees Medical Mall and Trinity West Medical Plaza at a purchase price equal to the price the Registrant paid to acquire the property or properties. The repurchase right may be exercised during the period beginning on the second anniversary of the Registrant’s purchase of these properties up to and including the third anniversary of its purchase. So long as the seller of Cooper Voorhees and Trinity West Medical Plaza retains the repurchase option, the Registrant may not sell the properties, take any material action with respect to existing tenant leases, enter into any long-term service contracts or encumber the properties in any way that would restrict the Registrant’s ability to resell the properties to the seller unencumbered.

     Attached hereto as Exhibit 99.1 is a Combined Statement of Revenues in Excess of Certain Operating Expenses with respect to the Acquisition Properties, and attached hereto as Exhibit 99.2 are unaudited Pro Forma Condensed Consolidated Financial Statements reflecting the proposed acquisition of the Acquisition Properties, as well as other transactions.

Safe Harbor

     Some of the statements in this Form 8-K constitute forward-looking statements. Such statements include, in particular, statements about our beliefs, expectations, plans and strategies that are not historical facts. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond our control, which may cause our actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from current expectations include financial performance and condition of our lessees, adverse changes in healthcare laws, changes in economic and general business conditions, competition for specialty medical properties, our ability to finance our operations, the availability of additional acquisitions, regulatory conditions and other factors described from time to time in filings we make with the Securities and Exchange Commission. The forward-looking statements contained herein represent our judgment as of the date hereof and we caution readers not to place undue reliance on such statements. We do not undertake to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

     The following documents are being furnished as exhibits to this Current Report on Form 8-K pursuant to Item 5:

Exhibit 23	Consent of KPMG LLP.

Exhibit 99.1	Combined Statement of Revenues in Excess of Certain Operating Expenses (Acquisition Properties).

Exhibit 99.2	Pro Forma Condensed Consolidated Financial Statements (Unaudited).

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDROSE MEDICAL PROPERTIES TRUST (Registrant)

Date: December 11, 2003	By: /s/ Doug Hanson Doug Hanson Chief Financial Officer

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EXHIBIT INDEX

Exhibit		Description

23	—	Consent of KPMG LLP.

99.1	—	Combined Statement of Revenues in Excess of Certain Operating Expenses (Acquisition Properties).

99.2	—	Pro Forma Condensed Consolidated Financial Statements (Unaudited).

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